Exhibit 99.1

GUARANTY

GUARANTY made as of June 7, 2005, by each of ING Bank N.V. (“Sponsor Principal”), and Lehman Brothers Holdings Inc. (“Lehman Principal”), in favor of Gables Residential Trust, a Maryland real estate investment trust (the “Company”), and Gables Realty Limited Partnership, a Delaware limited partnership (the “Partnership”).  Each of Sponsor Principal and Lehman Principal shall be referred to herein individually as a “Guarantor,” and, together, as the “Guarantors.”

For value received, and to induce the Company and the Partnership to enter into the Merger Agreement, dated as of June 7, 2005, together with any subsequent amendment or amendments thereto (the “Merger Agreement”), by and among the Company, the Partnership, Bulldog Parent Limited Partnership, a Delaware limited partnership (“Parent”), Bulldog Properties Trust, a Maryland real estate investment trust (“MergerCo”), and Bulldog Properties, L.P., a Delaware limited partnership (“Merger Partnership”, and collectively with Parent and MergerCo, the “Acquiror”), each of the Guarantors, severally and not jointly, hereby unconditionally guarantees the prompt and complete payment when due of the payment obligations and the timely performance when required of all other obligations of Acquiror (if any), or any of its successors or assigns, that arise under the Merger Agreement to the Company and the Partnership or either of them (collectively, the “Obligations”), as follows: (i) with respect to Sponsor Principal, 50% of any of the Obligations (the “Sponsor Pro Rata Share”) in an amount, in the aggregate, not to exceed $400,000,000 (the “Sponsor Principal Cap”); and (ii) with respect to Lehman Principal, 50% of any of the Obligations (the “Lehman Pro Rata Share”) in an amount, in the aggregate, not to exceed $400,000,000 (the “Lehman Principal Cap” and, together with the Sponsor Principal Cap, the “Principal Caps”).  In the event that Sponsor Principal elects by written notice delivered to Lehman Principal, the Company and the Partnership to assume the obligations of Lehman Principal hereunder by increasing the Sponsor Pro Rata Share to 100% and the Sponsor Principal Cap to $800,000,000, the Lehman Pro Rata Share and the Lehman Principal Cap shall each be reduced to zero and Lehman Principal shall be released from all obligations hereunder.  In the event that Lehman Principal elects by written notice delivered to Sponsor Principal, the Company, and the Partnership to assume the obligations of Sponsor Principal hereunder by increasing the Lehman Pro Rata Share to 100% and the Lehman Principal Cap to $800,000,000, the Sponsor Pro Rata Share and the Sponsor Principal Cap shall each be reduced to zero and the Sponsor Principal shall be released from all obligations hereunder.  Only the party that first gives a notice of election shall be entitled to assume the Obligations hereunder.

This Guaranty is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Obligations, with respect to the Sponsor Principal, to the extent of the Sponsor Pro Rata Share and up to the Sponsor Principal Cap, and with respect to the Lehman Principal, to the extent of the Lehman Pro Rata Share and up to the Lehman Principal Cap, and not of their collectibility only, and is in no way conditioned upon any requirement that the Company or the Partnership first attempt to collect the Obligations from Acquiror or resort to any security or other means of collecting payment.  Should Acquiror default in the payment or performance of the Obligations, the Guarantors’ respective several obligations hereunder, with respect to the Sponsor Principal, to the extent of the Sponsor Pro Rata Share and up to the Sponsor Principal Cap, and with respect to the Lehman Principal, to the extent of the

Lehman Pro Rata Share and up to the Lehman Principal Cap, shall become immediately due and payable to the Company and the Partnership.  Claims hereunder may be made on one or more occasions.  The failure by one or both Guarantors to satisfy its obligations hereunder shall not relieve the other Guarantor of its obligations hereunder.

Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of the Obligations, waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, notice of acceleration or intent to accelerate the Obligations, and any other notice to such Guarantor of Acquiror, and waives suretyship defenses generally, and the Company and the Partnership are not obligated to file any suit or take any action, or provide any notice to, Acquiror, the Guarantors, or others, except as expressly provided in the Merger Agreement or in this Guaranty.  Without limiting the generality of the foregoing, each Guarantor agrees that the obligation of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Company or the Partnership to assert any claim or demand or to enforce any right or remedy against Acquiror with respect to the Obligations; (ii) any extensions or renewals of the Obligations; (iii) any rescissions, waivers, amendments or modifications of the Merger Agreement; (iv) the adequacy of any means available to the Company or the Partnership to claim payment or performance of the Obligations; (v) except as otherwise provided herein, the addition or release of any person or entities primarily or secondarily liable for the Obligations (including a Guarantor) or (vi) any other act or omission that might in any means or to any extent vary the risk of a Guarantor or otherwise operate as a release or exchange of a Guarantor, all of which may be done without notice to the Guarantors.  However, each Guarantor reserves the right to assert defenses that Acquiror may have to payment or performance of the Obligations, other than defenses arising from the bankruptcy, insolvency or similar rights of Acquiror, or defenses related to Acquiror’s capacity to enter into the Merger Agreement.

If Acquiror defaults in the payment or performance of the Obligations, the Guarantors shall (subject to the last sentence of the preceding paragraph), make such payment or performance or otherwise cause such payment or performance, with respect to the Sponsor Principal, to the extent of the Sponsor Pro Rata Share and up to the Sponsor Principal Cap, and with respect to the Lehman Principal, to the extent of the Lehman Pro Rata Share and up to the Lehman Principal Cap, to be made within ten (10) business days after the receipt by the Guarantors of written notice from the Company and the Partnership of such default under the Merger Agreement.  A payment demand shall be in writing and shall reasonably and briefly specify what amount Acquiror has failed to pay, and an explanation of why such payment is due, with a specific statement that the Company and the Partnership or either of them, as the case may be, are calling upon the Guarantors to pay under this Guaranty.

The obligation of each Guarantor hereunder is limited to its guarantee of the payment obligations and the timely performance when required of all other obligations of Acquiror (if any) to the Company and the Partnership or either of them under the Merger Agreement and shall in no way require the payment by a Guarantor of an amount in excess of the Sponsor Principal Cap or the Sponsor Pro Rata Share with respect to the Sponsor Principal, and the Lehman Principal Cap or the Lehman Pro Rata Share with respect to the Lehman Principal, as provided above in the second paragraph of this Guaranty.  All sums payable by the Guarantors hereunder shall be made in immediately available funds.  Upon payment or performance of the

Obligations owing to the Company and the Partnership, each Guarantor shall be subrogated to the rights of the Company and the Partnership against Acquiror, and the Company and the Partnership agree to take, at the Guarantors’ expense, such steps as the Guarantors may reasonably request to implement such subrogation.  However, no Guarantor may exercise any right of subrogation as to Acquiror until the Obligations are paid and performed in full.

This Guaranty shall terminate and be of no further force and effect and no party may attempt to enforce any rights hereunder upon and after the earliest to occur of (1) the occurrence of the Closing (as such term is defined in the Merger Agreement) and payment of all obligations due by Acquiror under the Merger Agreement at such time; (2) termination of the Merger Agreement by mutual written consent pursuant to Section 8.1(a) thereof; or (3) termination of the Merger Agreement on or after November 30, 2005 (as such date may be extended with the consent of the Guarantors) by Parent pursuant to Section 8.1(b)(iii) thereof unless the Company disputes such termination by written notice to Parent and both Guarantors within ten (10) business days of such termination.

This Guaranty shall apply in all respects to successors of the Guarantors and permitted assigns and inure to the Company and the Partnership and their permitted assigns.  No party may assign its rights and obligations hereunder (directly or indirectly) without the prior written consent of the other party hereto.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAWS.

No amendment or waiver of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by the Company, the Partnership and the Guarantor burdened by any such amendment or waiver.  No failure on the part of the Company or the Partnership to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

This Guaranty contains the entire agreement of the Guarantors with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

This Guaranty may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile transmission of any signed original document shall be deemed the same as delivery of an original.

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Guarantors:

ING BANK N.V.

By:	/s/ Jan Willem Vink
Name: Jan Willem Vink
Title: General Counsel

By:	/s/ Pieter Van Lierop
Name: Pieter Van Lierop
Title: Assistant General Counsel

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Robert Ashmun
Name: Robert Ashmun
Title: Senior Vice-President

Acknowledged By:

GABLES RESIDENTIAL TRUST

By:	/s/ David D. Fitch
Name: David D. Fitch
Title: Chief Executive Officer

GABLES REALTY LIMITED PARTNERSHIP

By Gables GP, Inc.

By:	/s/ David D. Fitch
Name: David D. Fitch
Title: Chief Executive Officer